UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

AMERICAN AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2015, American Airlines Group Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). At the 2015 Annual Meeting, the stockholders of the Company voted on the following proposals, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2015 (the “Proxy Statement”):

Proposal 1: Election of Directors.

The stockholders elected the following individuals to the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
James F. Albaugh	486,851,992	1,119,888	901,218	119,006,105
Jeffrey D. Benjamin	458,751,524	29,208,433	913,141	119,006,105
John T. Cahill	479,070,291	8,887,814	914,993	119,006,105
Michael J. Embler	486,933,600	1,020,671	918,827	119,006,105
Matthew J. Hart	486,030,952	1,922,402	919,744	119,006,105
Alberto Ibarguen	485,562,397	2,393,208	917,493	119,006,105
Richard C. Kraemer	486,789,435	1,154,280	929,383	119,006,105
Denise M. O’Leary	486,820,138	1,144,772	908,188	119,006,105
W. Douglas Parker	481,936,022	5,750,933	1,186,143	119,006,105
Ray M. Robinson	464,544,893	23,407,948	920,257	119,006,105
Richard P. Schifter	485,564,201	2,398,829	910,068	119,006,105

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
601,202,134	5,311,298	1,365,771	0

Proposal 3: Advisory Vote Relating to Executive Compensation.

The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
478,049,383	9,575,698	1,248,017	119,006,105

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2015

AMERICAN AIRLINES GROUP INC.

By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs